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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


PHARMACIA CORPORATION (Parent)
A Delaware Corporation

     Subsidiaries (excluding those which when considered in the aggregate as a single subsidiary did not constitute a significant subsidiary as of December 31, 2002

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                          Subsidiary                         Jurisdiction
                                                             Where
                                                             Organized
               Pharmacia & Upjohn Inc.                    Delaware
               Pharmacia & Upjohn Company                 Delaware
               Pharmacia & Upjohn Caribe, Inc.            Puerto Rico
               Pharmacia Enterprises, S.A.                Luxembourg
               Pharmacia International BV                 Netherlands
               Searle LLC                                 Nevada
               Searle & Co.                               Puerto Rico
               Regaine AB                                 Sweden
               Pharmacia Treasury Service AB              Sweden
               Pharmacia Ltd.                             United Kingdom
               Pharmacia AB                               Sweden
               Pharmacia Export AB                        Sweden
               Pharmacia NV /SA                           Sweden
               Pharmacia Italia SpA                       Italy
               Pharmacia KK                               Japan

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